JNL SERIES TRUST

SPECIAL MEETING OF SHAREHOLDERS OF JNL/SALOMON BROTHERS BALANCED FUND AND JNL/SALOMON BROTHERS HIGH YIELD BOND FUND
APRIL 21, 2004

YOUR INSTRUCTIONS ARE IMPORTANT.

FAST, CONVENIENT VOTING OPTIONS!
- GIVE INSTRUCTIONS BY TELEPHONE. Call our tollfree dedicated voting number 1-800-690-6903. The voting site is open 24 hours a day, 7 days a week. Follow the recorded instructions. Your instructions will be confirmed at the end of the call.
- GIVE INSTRUCTIONS ON THE INTERNET. Log on to our Internet voting web site - WWW.PROXYWEB.COM and follow the on-screen instructions. You may request confirmation of your instructions.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE AND RETURN THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

INSTRUCTIONS TO JACKSON NATIONAL LIFE INSURANCE COMPANY AND/OR JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK FOR THE SPECIAL MEETING OF INTEREST HOLDERS APRIL 21, 2004

999 999 999 999 99

FUND NAME PRINTS HERE

The undersigned hereby instructs Jackson National Life Insurance Company and/or Jackson National Life Insurance Company of New York (the "Companies"), as the issuer through their respective separate accounts of the Variable Contract(s) owned by the undersigned, to vote all the Shares in the JNL/Salomon Brothers Balanced Fund and/or the JNL/Salomon Brothers High Yield Bond Fund of JNL Series Trust (the "Trust") related to the Variable Contract(s) owned by the undersigned at the Special Joint Meeting of Shareholders to be held on April 21, 2004, at 10:00 a.m. Eastern Time at the offices of Jackson National Life Insurance Company, 1 Corporate Way, Lansing, Michigan 48951, and any adjournment thereof ("Meeting"). THESE INSTRUCTIONS ARE BEING SOLICITED BY JACKSON NATIONAL LIFE INSURANCE COMPANY, ON BEHALF OF ITS JACKSON NATIONAL SEPARATE ACCOUNTS III AND V, AND BY JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK, ON BEHALF OF ITS JNLNY SEPARATE ACCOUNT II. THE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT(S) WILL VOTE THE CLASS A SHARES RELATED THERETO AS INSTRUCTED. UNLESS INDICATED TO THE CONTRARY, THIS VOTING INSTRUCTION CARD SHALL BE DEEMED TO BE INSTRUCTIONS TO VOTE "FOR" THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. THIS VOTING INSTRUCTION CARD ALSO GRANTS DISCRETIONARY POWER TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Date _____________________, 2004

Signature (owner, trustee, custodian, etc.) (SIGN IN THE BOX)

Please sign exactly as name appears hereon. If Variable Contracts are held in the name of two or more persons, both should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If the Contract owner is a corporation or partnership, please sign in full corporate or partnership name by authorized person

JNL Salomon pk

PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. X PLEASE DO NOT USE FINE POINT PENS.

JNL/SALOMON BROTHERS BALANCED FUND

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT CONTRACT OWNERS AND PLAN PARTICIPANTS OF THIS FUND INSTRUCT THE SHAREHOLDER TO VOTE "FOR" THE FOLLOWING PROPOSAL:

FOR      AGAINST         ABSTAIN

1. To approve a Plan of Reorganization under which all of the assets of JNL/Salomon Brothers Balanced Fund, a series of the Trust, will be acquired by JNL/PPM America Balanced Fund, another series of the Trust, in exchange for the latter Fund's Class A shares, JNL/PPM America Balanced Fund will assume all the liabilities of JNL/Salomon Brothers Balanced Fund, JNL/Salomon Brothers Balanced Fund will be liquidated and terminated by the Trust, and JNL/PPM America Balanced Fund will distribute its Class A shares to Class A shareholders of JNL/Salomon Brothers Balanced Fund.

This transaction is described more fully in the Prospectus/Proxy Statement.

JNL/SALOMON BROTHERS HIGH YIELD BOND FUND

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT CONTRACT OWNERS AND PLAN PARTICIPANTS OF THIS FUND INSTRUCT THE SHAREHOLDER TO VOTE "FOR" THE FOLLOWING PROPOSAL:

FOR      AGAINST         ABSTAIN

2. To approve a Plan of Reorganization under which all of the assets of JNL/Salomon Brothers High Yield Bond Fund, a series of the Trust, will be acquired by JNL/PPM America High Yield Bond Fund, another series of the Trust, in exchange for the latter Fund's Class A shares, JNL/PPM America High Yield Bond Fund will assume all the liabilities of JNL/Salomon Brothers High Yield Bond Fund, JNL/Salomon Brothers High Yield Bond Fund will be liquidated and terminated by the Trust, and JNL/PPM America High Yield Bond Fund will distribute its Class A shares to Class A shareholders of JNL/Salomon Brothers High Yield Bond Fund.

This transaction is described more fully in the Prospectus/Proxy Statement.

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

JNL Salomon pk